UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

Bottomline Technologies (de), Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire		03801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

    On July 1, 2010, the underwriters of the previously announced public offering of 4,200,000 shares of common stock of Bottomline Technologies (de), Inc. (the “Company”) exercised an over-allotment option to purchase 354,000 additional shares of the Company’s common stock from the Company at $14.50 per share, less underwriting discounts and commissions.  Including the over-allotment, the Company issued a total of 4,554,000 shares of common stock in the offering and received net proceeds from the offering, after underwriting discounts and commissions and offering expenses, of approximately $62.4 million.

    The offering was made pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission on March 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bottomline Technologies (de), Inc.

Date: July 19, 2010	By:	/s/ Eric K. Morgan
Eric K. Morgan
Vice President, Global Controller